UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

LORAL SPACE & COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1105

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2007, Loral Space & Communications Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with the holders (the “Preferred Stockholders”) of the Company’s outstanding Series A Cumulative 7.50% Convertible Preferred Stock and Series B Cumulative 7.50% Convertible Preferred Stock (collectively, the “Preferred Stock”). The Letter Agreement provides for, among other things, certain agreements by the Preferred Stockholders relating to: (i) the previously announced acquisition of Telesat Canada (the “Telesat Acquisition”) by a wholly owned subsidiary of 4363205 Canada Inc. (“Holdco”), a Canadian corporation that is owned by the Company and Public Sector Pension Investment Board, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006; (ii) as previously announced by the Company, the pending transfer and sale by Loral Skynet Corporation (“Skynet”), a wholly owned subsidiary of the Company, of substantially all of Skynet’s assets to Holdco in connection with the Telesat Acquisition (the “Skynet Asset Transfer”), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2007; (iii) the redemption of Skynet’s outstanding Series A 12% Non-Convertible Preferred Stock (the “Skynet Preferred”) in connection with the Skynet Asset Transfer; (iv) the redemption of Skynet’s outstanding 14% Senior Secured Cash/PIK Notes (the “Skynet Notes”), which Skynet Notes have been called for redemption on September 5, 2007; and (v) the guaranty by the Company of Skynet’s obligations in connection with a loan to be incurred by Skynet to finance its redemption of the Skynet Notes, including a pledge by the Company of certain of its cash as collateral for such guaranty.

In connection with the foregoing, the Letter Agreement further provides that following the redemption of the Skynet Preferred and the consummation of the Skynet Asset Transfer, the Company will be authorized by the Preferred Stockholders to file amendments to the Certificates of Designation relating to the Preferred Stock, in the forms attached as exhibits thereto. Such amendments will also require the approval of the holders of the Company’s common stock.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit #	Description
10.1	Letter Agreement, dated August 29, 2007, by and among Loral Space & Communications, Inc. and the holders of the outstanding Series A Cumulative 7.50% Convertible Preferred Stock and Series B Cumulative 7.50% Convertible Preferred Stock of Loral Space & Communications Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORAL SPACE & COMMUNICATIONS INC.

Date: August 30, 2007	By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Vice President and Assistant Secretary

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Letter Agreement, dated August 29, 2007, by and among Loral Space & Communications, Inc. and the holders of the outstanding Series A Cumulative 7.50% Convertible Preferred Stock and Series B Cumulative 7.50% Convertible Preferred Stock of Loral Space & Communications Inc.